Exhibit 2.2

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (“Agreement”) is made and dated as of December 27, 2006, by and among Edgen Corporation, a Nevada corporation (“Edgen” or the “Surviving Constituent Entity”), and each of Edgen Louisiana Corporation, a Louisiana corporation (“ELC”), Edgen Carbon Products Group, L.L.C., a Louisiana limited liability company (“ECPG”), and Edgen Alloy Products Group, L.L.C., a Louisiana limited liability company (“EAPG” and, together with ELC and ECPG, the “Merging Constituent Entities”) pursuant to the provisions of Nevada Revised Statutes (“NRS”) 92A.005 et seq. and Louisiana Revised Statutes (“LRS”), La.R.S. 12:111 et seq. of the Louisiana Business Corporation Law and La.R.S. 12:1357 et seq. of the Louisiana Limited Liability Company Act.

RECITALS

WHEREAS, each of the Merging Constituent Entities is a wholly-owned direct or indirect subsidiary of the Surviving Constituent Entity, as follows: Edgen owns all of the issued and outstanding capital stock of ELC; ELC owns a 100% membership interest in ECPG; and ECPG owns a 100% membership interest in EAPG; and

WHEREAS, the board of directors of Edgen, the board of directors and stockholder of ELC, and the managers and members of ECPG and EAPG, have approved the merger of each of the Merging Constituent Entities with and into the Surviving Constituent Entity, as described herein, with the Surviving Constituent Entity as the surviving corporation in each instance (collectively, the “Mergers”), and have adopted this Agreement, in accordance with the applicable provisions of the NRS and LRS, as applicable; and

WHEREAS, the parties also intend that this Agreement will, for each of the Mergers, constitute the complete, executed plan of merger referred to in NRS 92A.100, La.R.S. 12:112 and La.R.S. 12:1358; and

WHEREAS, in connection with the Mergers, the parties desire to set forth certain representations, warranties and covenants made by each to the other as an inducement to the consummation thereof, upon the terms and subject to the conditions contained herein.

THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the parties agree as follows:

PLAN OF MERGER

1. Governing Law and Addresses.

(a) The jurisdiction of organization and governing law of each of the Merging Constituent Entities is Louisiana and the principal office of each of the Merging Constituent Entities is 18444 Highland Road, Baton Rouge, LA 70809.

(b) The jurisdiction of organization and governing law of the Surviving Constituent Entity is Nevada and the principal office of the Surviving Constituent Entity is 18444 Highland Road, Baton Rouge, LA 70809.

2. The Mergers; Effective Time. The Mergers have been submitted to and approved by the board of directors of Edgen, the board of directors and stockholders of ELC and the managers and members of each of ECPG and EAPG. Promptly following the execution of this Agreement and as soon as is practicable, if this Agreement is not terminated or abandoned as hereinafter provided, the parties will cause the Mergers to be consummated by filing Articles of Merger in the office of the Secretary of State of Nevada, in such form as is required by and executed in accordance with the applicable provisions of the NRS, and Certificates of Merger in the office of the Secretary of State of Louisiana, in such forms as are required by and executed in accordance with the applicable provisions of the LRS, and in the following order:

(a) At 8:00 p.m. PST (10:00 p.m. CST), on December 31, 2006, ELC will merge with and into Edgen;

(b) At 8:30 p.m. PST (10:30 p.m. CST), on December 31, 2006, ECPG will merge with and into Edgen; and

(c) At 9:00 p.m. PST (11:00 p.m. CST), on December 31, 2006, EAPG will merge with and into Edgen.

Each such date and time shall hereinafter be referred to as an “Effective Time” and collectively as the “Effective Times”. The Effective Time of the merger of each Merging Constituent Entity and the Surviving Constituent Entity shall be set forth in the Articles of Merger. As of each Effective Time, in accordance with this Agreement and applicable law, the respective Merging Constituent Entity shall be merged with and into the Surviving Constituent Entity and the separate existence of the respective Merging Constituent Entity shall cease.

3. Effect of the Merger. As of each Effective Time:

(a) The Surviving Constituent Entity shall possess all rights, privileges, powers and franchises of a public as well as of a private nature, and shall be subject to all restrictions, disabilities and duties, of the applicable Merging Constituent Entity.

(b) The name of the Surviving Constituent Entity shall be and remain Edgen Corporation; provided, however, that as soon as all necessary waivers or consents have been obtained from third parties in order to do so, and if at all possible at the Effective Time of the merger of EAPG with and into Edgen, the name of the Surviving Constituent Entity shall be changed to “EDGEN MURRAY CORPORATION”.

(c) The jurisdiction of organization and governing law of the Surviving Constituent Entity shall be and remain the State of Nevada.

(d) Except as set forth in Section 3(b) above, the Articles of Incorporation of Edgen Corporation, as amended and restated to date, shall remain in full force and effect as the Articles of Incorporation of the Surviving Constituent Entity, without amendment, until altered or amended as provided by law.

(e) The Bylaws of Edgen Corporation, as amended and restated to date, shall remain in full force and effect as the Bylaws of the Surviving Constituent Entity, without amendment, until altered, amended or repealed as provided therein.

(f) The directors and officers of Edgen Corporation are and, immediately prior to each Effective Time, will be:

Directors:

Daniel J. O’Leary

Nicholas Daraviras

James L. Luikart

David L. Laxton, III

Edward J. DiPaolo

Officers:

Daniel J. O’Leary - President and Chief Executive Officer

David L. Laxton, III - Chief Financial Officer, Executive Vice President, Secretary and Treasurer

and all shall remain as the directors and officers of the Surviving Constituent Entity until their successors are appointed or elected and qualified or until their earlier resignation or removal.

(g) The title to all real estate vested by deed or otherwise under the laws of any jurisdiction, and the title to all other property, real and personal, owned by the Merging Constituent Entities, and all debts due to the Merging Constituent Entities on whatever account, as well as stock subscriptions and all other things in action or belonging to the Merging Constituent Entities, shall be vested in the Surviving Constituent Entity without reversion or impairment.

(h) The Surviving Constituent Entity shall have all of the debts, liabilities and duties of the Merging Constituent Entities, but all rights of creditors and all liens upon any property of the Merging Constituent Entities shall be preserved unimpaired, and all debts, liabilities and duties of the Merging Constituent Entities shall attach to the Surviving Constituent Entity and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

(i) Any proceeding pending against any of the Merging Constituent Entities may be continued as if the Merger had not occurred or the Surviving Constituent Entity may be substituted in the proceeding for any of the Merging Constituent Entities.

(j) Any surplus appearing on the books of any of the Merging Constituent Entities shall be entered as surplus on the books of the Surviving Constituent Entity and all such surplus shall thereafter be dealt with for any lawful corporate purpose. Any deficit appearing on the books of any of the Merging Constituent Entities shall be entered as a deficit on the books of the Surviving Constituent Entity and shall thereafter be treated as such.

4. Cancellation of Capital Stock and Membership Interests.

(a) At the relevant Effective Time, all of the issued and outstanding shares of capital stock of ELC, and the 100% membership interests in each of ECPG and EAPG, whether certificated or uncertificated, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist and the stockholder of ELC, and the member of each of ECPG and EAPG, shall cease to have any rights with respect thereto.

(b) Each share of capital stock of ELC held in treasury shall be canceled and retired.

5. Abandonment. Anything herein or elsewhere to the contrary notwithstanding, the Mergers of the Merging Constituent Entities with the Surviving Constituent Entity may be abandoned by any of the board of directors of Edgen or ELC or the managers of ECPG or EAPG, in its sole discretion and without further action by the stockholders of Edgen or ELC or the members of ECPG and EAPG, at any time prior to the filing any Articles of Merger in Nevada or Certificates of Merger in Louisiana.

6. Representations and Warranties of the Merging Constituent Entity.

(a) ELC is a corporation duly organized, validly existing and in good standing under the laws of the State of Louisiana and is qualified and in good standing in each jurisdiction where qualification to conduct business is required, and has full corporate power and authority to carry on its businesses and to own and operate its properties, to enter into this Agreement and to consummate the transactions contemplated hereby. Each of ECPG and EAPG is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Louisiana and is qualified and in good standing in each jurisdiction where qualification to conduct business is required, and has full limited liability company power and authority to carry on its businesses and to own and operate its properties, to enter into this Agreement and to consummate the transactions contemplated hereby.

(b) Each of the Merging Constituent Entities has duly authorized the execution, delivery and performance of its obligations under this Agreement.

(c) Edgen owns all of the issued and outstanding capital stock of ELC; ELC owns all of the membership interests of ECPG and ECPG owns all of the membership interests of EAPG.

7. Representations and Warranties of the Surviving Constituent Entity.

(a) The Surviving Constituent Entity is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and is qualified and in good standing in each jurisdiction where qualification to conduct business is required, and has full corporate power and authority to carry on its businesses and to own and operate its properties, to enter into this Agreement and to consummate the transactions contemplated hereby.

(b) The Surviving Constituent Entity has duly authorized the execution, delivery and performance of its obligations under this Agreement.

8. Miscellaneous.

(a) After this Agreement is executed, and, as necessary, after the Effective Times, each of the parties hereto, by and through their respective officers or managers, shall take such further actions, including the execution and delivery of deeds, assignments and such further instruments and documents, as any other party may reasonably request after the date of this Agreement to consummate the transactions contemplated hereby and to effectuate this plan of merger in accordance with its terms.

(b) This Agreement constitutes the entire agreement among the parties and supersedes any prior understandings, agreements or representations by or among the parties to the extent they related in any way to the subject matter hereof.

(c) This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and assigns.

(d) This Agreement may be executed in one or more counterparts, including via facsimile, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(e) This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without giving effect to any choice or conflict of law principles.

(f) No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

“MERGING CONSTITUENT ENTITIES”

Edgen Louisiana Corporation, a Louisiana corporation

By:	/s/ Daniel J. O’ Leary
Name: Daniel J. O’Leary
Title: President

Edgen Carbon Products Group, L.L.C., a Louisiana limited liability company

By:	/s/ Daniel J. O’ Leary
Name: Daniel J. O’Leary
Title: Manager

Edgen Alloy Products Group, L.L.C., a Louisiana limited liability company

By:	/s/ Daniel J. O’ Leary
Name: Daniel J. O’Leary
Title: Manager

“SURVIVING CONSTITUENT ENTITY”

Edgen Corporation, a Nevada corporation

By:	/s/ Daniel J. O’ Leary
Name: Daniel J. O’Leary
Title: President

CERTIFICATE OF SECRETARY OF EDGEN CORPORATION

The undersigned Secretary of Edgen Corporation, a Nevada corporation, hereby certifies that the above and foregoing Agreement and Plan of Merger has been approved by the Board of Directors in accordance with the laws of the State of Nevada as of December 27, 2006. This certificate is made pursuant to La. R.S. 12:112.

December 27, 2006.

/s/ David L. Laxton, III
David L. Laxton, III, Secretary

CERTIFICATE OF SECRETARY OF EDGEN LOUISIANA CORPORATION

The undersigned Secretary of Edgen Louisiana Corporation, a Louisiana corporation, hereby certifies that the above and foregoing Agreement and Plan of Merger has been approved by the Board of Directors and the sole shareholder of Edgen Louisiana Corporation on December 27, 2006. This certificate is made pursuant to La. R.S. 12:112.

December 27, 2006.

/s/ David L. Laxton, III
David L. Laxton, III, Secretary

CERTIFICATE OF SECRETARY OF

EDGEN CARBON PRODUCTS GROUP, L.L.C.

The undersigned Manager of Edgen Carbon Products Group, L.L.C., a Louisiana limited liability company, hereby certifies that the above and foregoing Agreement and Plan of Merger has been approved by the managers and the sole member of Edgen Carbon Products Group, L.L.C. on December 27, 2006. This certificate is made pursuant to La. R.S.12:1359B.

December 27, 2006.

EDGEN CARBON PRODUCTS GROUP, L.L.C.

By:	/s/ Daniel J. O’ Leary
Daniel J. O’Leary, Manager

CERTIFICATE OF SECRETARY OF

EDGEN ALLOY PRODUCTS GROUP, L.L.C.

The undersigned Manager of Edgen Alloy Products Group, L.L.C., a Louisiana limited liability company, hereby certifies that the above and foregoing Agreement and Plan of Merger has been approved by the managers and the sole member of Edgen Alloy Products Group, L.L.C. on December 27, 2006. This certificate is made pursuant to La. R.S.12:1359B.

December 27, 2006.

EDGEN ALLOY PRODUCTS GROUP, L.L.C.

By:	/s/ Daniel J. O’ Leary
Daniel J. O’Leary, Manager

ACKNOWLEDGMENT

STATE OF LOUISIANA

PARISH OF EAST BATON ROUGE

BEFORE ME, the undersigned Notary Public, duly commissioned and qualified in and for the Parish and State aforesaid, personally came and appeared DANIEL J. O’LEARY, as President of Edgen Corporation, a Nevada corporation, who declared and acknowledged to me, Notary, in the presence of the undersigned competent witnesses, that he did execute the foregoing Agreement and Plan of Merger by and between Edgen Corporation and each of Edgen Louisiana Corporation, Edgen Carbon Products Group, L.L.C. and Edgen Alloy Products Group, L.L.C. after the approval thereof by the Board of Directors of Edgen Corporation, and certification thereof by the secretary of Edgen Corporation.

Baton Rouge, Louisiana, this 27th day of December, 2006.

WITNESSES:

/s/ David L. Laxton, III	/s/ Daniel J. O’ Leary
Print Name: David L. Laxton, III	Daniel J. O’Leary, President

/s/ Dan Keaton
Print Name: Dan Keaton

/s/ Marcy C. Bienvenu
Marcy C. Bienvenu, Notary Public, Bar Roll/Notary No. 61030

ACKNOWLEDGMENT

STATE OF LOUISIANA

PARISH OF EAST BATON ROUGE

BEFORE ME, the undersigned Notary Public, duly commissioned and qualified in and for the Parish and State aforesaid, personally came and appeared DANIEL J. O’LEARY, as President of Edgen Louisiana Corporation, a Louisiana corporation, who declared and acknowledged to me, Notary, in the presence of the undersigned competent witnesses, that he did execute the foregoing Agreement and Plan of Merger by and between Edgen Corporation, and each of Edgen Louisiana Corporation, Edgen Carbon Products Group, L.L.C., and Edgen Alloy Products Group, L.L.C. after the approval thereof by the sole shareholder and the Board of Directors of Edgen Louisiana Corporation, and certification thereof by the secretary of Edgen Louisiana Corporation.

Baton Rouge, Louisiana, this 27th day of December, 2006.

WITNESSES:

/s/ David L. Laxton, III	/s/ Daniel J. O’ Leary
Print Name: David L. Laxton, III	Daniel J. O’Leary, President

/s/ Dan Keaton
Print Name: Dan Keaton

/s/ Marcy C. Bienvenu
Marcy C. Bienvenu, Notary Public, Bar Roll/Notary No. 61030

ACKNOWLEDGMENT

STATE OF LOUISIANA

PARISH OF EAST BATON ROUGE

BEFORE ME, the undersigned Notary Public, duly commissioned and qualified in and for the Parish and State aforesaid, personally came and appeared DANIEL J. O’LEARY, as Manager of Edgen Carbon Products Group, L.L.C. (“LLC”), a Louisiana limited liability company, who declared and acknowledged to me, Notary, in the presence of the undersigned competent witnesses, that he did execute the foregoing Agreement and Plan of Merger by and between Edgen Corporation and each of Edgen Louisiana Corporation, Edgen Carbon Products Group, L.L.C. and Edgen Alloy Products Group, L.L.C. after the approval thereof by the sole member and the managers of Edgen Carbon Products Group, L.L.C. and certification thereof by the manager of Edgen Carbon Products Group, L.L.C.

Baton Rouge, Louisiana, this 27th day of December, 2006.

WITNESSES:

/s/ David L. Laxton, III	/s/ Daniel J. O’ Leary
Print Name: David L. Laxton, III	Daniel J. O’Leary, Manager

/s/ Dan Keaton
Print Name: Dan Keaton

/s/ Marcy C. Bienvenu
Marcy C. Bienvenu, Notary Public, Bar Roll/Notary No. 61030

ACKNOWLEDGMENT

STATE OF LOUISIANA

PARISH OF EAST BATON ROUGE

BEFORE ME, the undersigned Notary Public, duly commissioned and qualified in and for the Parish and State aforesaid, personally came and appeared DANIEL J. O’LEARY, as Manager of Edgen Alloy Products Group, L.L.C. (“LLC”), a Louisiana limited liability company, who declared and acknowledged to me, Notary, in the presence of the undersigned competent witnesses, that he did execute the foregoing Agreement and Plan of Merger by and between Edgen Corporation and each of Edgen Louisiana Corporation, Edgen Carbon Products Group, L.L.C. and Edgen Alloy Products Group, L.L.C. after the approval thereof by the sole member and the managers of Edgen Alloy Products Group, L.L.C., and certification thereof by the manager of Edgen Alloy Products Group, L.L.C.

Baton Rouge, Louisiana, this 27th day of December, 2006.

WITNESSES:

/s/ David L. Laxton, III	/s/ Daniel J. O’ Leary
Print Name: David L. Laxton, III	Daniel J. O’Leary, Manager

/s/ Dan Keaton
Print Name: Dan Keaton

/s/ Marcy C. Bienvenu
Marcy C. Bienvenu, Notary Public, Bar Roll/Notary No. 61030